Exhibit 10.2

AUTONOMOUS POWER CORPORATION

PROMISSORY NOTE

Issue Date: March 20, 2026

FOR VALUE RECEIVED, Autonomous Power Corporation, a Delaware corporation (the “Company”) promises to pay to Aureus Greenway Holdings Inc. or registered assigns (“Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $20,000,000 (the “Original Principal Amount”) on the first anniversary of the Original Issue Date of the Note as set forth hereinabove together with interest thereon from the date of this Note. Simple interest shall accrue at a rate of ten percent (10%) per annum (or such earlier date that this Note shall be required to be repaid as provided hereunder, the “Maturity Date”). The Company further promises to pay interest to the Holder on the aggregate then outstanding principal amount of this Note in accordance with the provisions hereof.

This Note is subject to the following additional provisions:

Section 1. Definitions.

For the purposes hereof, in addition to capitalized terms defined elsewhere in this Note or in the Purchase Agreement, the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events: (i) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof; (ii) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within sixty (60) days after commencement; (iii) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (iv) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) calendar days after such appointment; (v) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (vi) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; (vii) the Company or any Significant Subsidiary thereof admits in writing that it is generally unable to pay its debts as they become due; and (viii) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Beneficial Ownership Limitation” has the meaning set forth in Section 4(c).

“Business Combination” means the contemplated business combination between the Company and the Holder.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to ‘stay at home’, ‘shelter-in-place’, ‘non-essential employee’ or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally open for use by customers on such day.

“Change of Control Transaction” means the occurrence after the date hereof of any of, other than the Business Combination: (i) an acquisition after the date hereof by an individual or legal entity or ‘group’ (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company (other than by means of conversion of the Notes); (ii) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the Company or the successor entity of such transaction; (iii) the Company (and all of its Subsidiaries, taken as a whole) sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the acquiring entity immediately after the transaction; (iv) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof); or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iv) above.

“Collateral” all assets and properties of the Company, whether now owned or hereafter acquired, including without limitation all intellectual property, equipment, accounts receivable, and general intangibles.

“Conversion” means any conversion of this Note as provided in Section 4(c) below; and “convert” and “converted” have correlative meanings.

“Conversion Date” means, with respect to any Conversion, the date of conversion as set forth in the relevant Conversion Notice.

“Conversion Notice” is defined in Section 4(c) below; and “convert” and “converted” have correlative meanings.

“Conversion Price” means $1,979 per share.

“Conversion Shares” means the shares of Common Stock (and/or other securities) issuable to the Holder upon conversion of this Note as provided in Section 4(c).

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Event of Default” shall have the meaning set forth in Section 4(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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“Exempt Issuance” means the issuance of (a) any securities of the Company to employees, officers or directors, consultants, contractors, vendors or other agents of the Company pursuant to a Company benefit plan exempt from registration under Rule 701 of the Securities Act of 1933, as amended (the “Securities Act”) or Section 4(a)(2) of the Securities Act, (b) securities upon the exercise or exchange of or conversion of any securities issued pursuant to the Merger Agreement (as defined herein) or in connection with the transactions contemplated thereby, including the Company PIPE (as defined in the Merger Agreement), (c) securities issued pursuant to agreements or instruments that are outstanding on the date of this Note as disclosed on Schedule 3.01(g) to the Purchase Agreement, provided that such agreements or instruments have not been amended since the date of this Note to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities that are outstanding as of the date of this Note, (d) securities issued pursuant to any merger, acquisition or strategic transaction or partnership approved by a majority of the directors of the Company, provided that (i) such securities are issued as “restricted securities” (as defined in Rule 144) or are issued pursuant to an effective registration statement pursuant to the Securities Act and (ii) any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds provided, further, that no issuance under this clause (d) shall be permitted during any period in which the Merger Agreement remains in effect without the prior written consent of the Holder, and (e) issuable pursuant to any contractual anti-dilution obligations of the Company as of the date of this Note.

“Fundamental Transaction” means any of the following transactions, other than the Business Combination: (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person; (ii) the Company (and all of its Subsidiaries (if any), taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions; (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of fifty percent (50%) or more of the outstanding Common Stock; (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property; or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than fifty percent (50%) of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination).

“Indebtedness” means any liabilities of the Company for borrowed money or amounts owed and all guaranties made by the Company of borrowed money or amounts owed by others.

“Original Issue Date” means March 20, 2026 (and in order to avoid any doubt, regardless of any transfers of this Note and regardless of the number of instruments which may be issued to evidence such Note).

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“Payment Amount” means the sum of: (1) the balance of the Original Principal Amount of this Note, plus (2) all accrued and unpaid interest thereon, if any, plus (3) all other amounts, costs, expenses due in respect of this Note, if any.

“Permitted Indebtedness” means Indebtedness incurred after the Original Issue Date in the ordinary course of business not to exceed $250,000 at any one time outstanding.

“Permitted Liens” means (i) statutory liens for taxes, assessments or other charges by Governmental Authorities not yet due and payable or the amount or validity of which is being contested in good faith and by appropriate proceedings, and for which adequate reserves have been maintained in accordance with GAAP, (ii) mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ and similar liens granted or which arise in the ordinary course of business that are not material in amount and do not materially detract from the value of or materially impair the existing use of the property affected by such lien, or which are not yet due and payable or the amount or validity of which is being contested in good faith and by appropriate proceedings, and for which adequate reserves have been maintained in accordance with GAAP, (iii) zoning, entitlement, building and other land use liens applicable to real property which are not violated by the current use, occupancy or operation of such real property, (iv) covenants, conditions, restrictions, easements and other non-monetary liens affecting title to any real property which would do not materially impair the value, current use, occupancy or operation of such real property, (v) liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar laws, (vi) liens on goods in transit incurred pursuant to documentary letters of credit, (vii) non-exclusive, non-perpetual licenses of Intellectual Property granted in the ordinary course of business, and (viii) such other liens that are not material in amount and do not materially detract from the value of or materially impair the existing use of the property affected by such lien.

“Person” means any natural person, corporation, company, partnership, association, limited liability company, limited partnership, limited liability partnership, trust or other legal entity or organization, including a Governmental Authority.

“Purchase Agreement” means the Securities Purchase Agreement, dated on or about the date hereof, between the Company and the original holder of this Note, as may be amended, modified or supplemented from time-to-time in accordance with its terms.

“Significant Subsidiary” shall have the meaning set forth in Rule 1-02(w) of Regulation S-X of the United States Securities and Exchange Commission.

Section 2. Payment and Prepayment; Interest Upon Default.

(a) Payment and Prepayment. On the Maturity Date, the entire Payment Amount shall become due and payable. The Company may prepay all or any portion of this Note in full at any time after the Original Issue Date and prior to the Maturity Date in an amount equal to the Payment Amount.

(b) Default Interest. Interest shall accrue on the outstanding Payment Amount of this Note from and after the date of an Event of Default (if any), at an annual rate of fourteen percent (14%). Such interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the date of an Event of Default hereunder until payment in full of the of the Payment Amount (plus such interest) has been made. Payments of interest hereunder will be paid to the Person in whose name this Note is registered.

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Section 3. Covenants.

Negative Covenants

As long as any portion of this Note remains outstanding, the Company shall not, and shall not permit any of the Subsidiaries (if any) to, directly or indirectly:

(a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness;

(b) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder unless consented to by the Holder;

(c) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock equivalents other than: (i) repurchases of Common Stock or Common Stock equivalents of departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $10,000 for all officers and directors during the term of this Note; or (ii) shares of Common Stock and Common Stock equivalents which do not vest or are otherwise forfeited, provided (in case of forfeiture) that such Common Stock and Common Stock equivalents are not acquired for cash;

(d) repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness, other than the Note or Permitted Indebtedness or other than regularly scheduled principal and interest payments as such terms as are in effect as of the Original Issue Date, provided that such payments shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default shall exist or occur (in whole or in part) as a result thereof;

(e) pay cash dividends or distributions on any equity securities of the Company;

(f) voluntarily grant a security interest in Collateral (other than Permitted Liens);

(g) enter into any material transaction with any affiliate of the Company, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for Board of Directors approval); or

(h) enter into any agreement with respect to any of the foregoing.

Affirmative Covenants

(i) From and after the date of this Note and prior to the earlier of (a) the consummation of the Business Combination, (b) the Maturity Date, or (c) the date, if any, on which an Event of Default occurs, the Company shall promptly (and in any event within two (2) Business Days) provide the Holder with written notice of any event, development, fact, circumstance or occurrence that (i) has resulted in, or would reasonably be expected to result in, a material breach of any representation, warranty or covenant of the Company under that certain Agreement and Plan of Merger, dated as of March 8, 2026, by and among the Holder, the Company, the merger sub of the Holder, and Andrew Fox, solely in his capacity as Stockholder Representative (the “Merger Agreement”), (ii) has resulted in, or would reasonably be expected to result in, the failure of any condition to closing set forth in the Merger Agreement to be satisfied, or (iii) constitutes a Company Material Adverse Effect (as defined in the Merger Agreement). Such notice shall describe in reasonable detail the nature of the event or occurrence and the Company’s proposed response thereto.

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Section 4. Events of Default.

(a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) any default in the payment of (A) the Original Principal Amount of this Note as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise), or (B) interest and other amounts (if any) owing to the Holder on this Note, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise) which default under this clause (B) is not cured within five (5) Business Days

(ii) the Company shall fail to observe or perform any other covenant or agreement contained in the Note or the Purchase Agreement, which failure is not cured, if possible to cure, within the earlier to occur of (A) five (5) Business Days after notice of such failure sent by the Holder or by any other Holder to the Company, and (B) three (3) Business Days after the Company has become or should have become aware of such failure;

(iii) a material default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under the Purchase Agreement or any other material agreement, lease, document or instrument to which the Company is obligated (and not covered by clause (vi) below);

(iv) any material representation or warranty made in this Note, the Purchase Agreement or certificate made or delivered to the Holder under this Note or the Purchase Agreement shall be untrue or incorrect in any material respect as of the date when made;

(v) the Company or any Significant Subsidiary shall be subject to a Bankruptcy Event;

(vi) the Company shall default on any of its obligations under any note, mortgage, credit agreement or other facility, indenture agreement, capital lease, factoring agreement or other instrument or agreement under which there may be issued or owing, or by which there may be secured or evidenced, any Indebtedness that (a) involves an obligation greater than $50,000, whether such Indebtedness now exists or shall hereafter be created, and (b) results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; and

(vii) a final non-appealable judgment by any competent court in Canada or the United States for the payment of money in an amount of at least $50,000 is rendered against the Company, and the same remains undischarged and unpaid for a period of 30 days during which execution of such judgment is not effectively stayed.

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(b) Remedies Upon Event of Default. If any Event of Default occurs, the Payment Amount of this Note shall become, at the Holder’s election, immediately due and payable in cash. Commencing upon the occurrence of any Event of Default, interest shall commence to accrue on the outstanding balance of the Original Principal Amount of this Note as provided in Section 2(b). Upon the payment in full of the Payment Amount of this Note in accordance with the terms below, the Holder shall promptly surrender this Note to (or as directed by) the Company (or provide notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection therewith). In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

(c) Additional Remedy of Conversion Upon Event of Default.

(i) Conversion. Upon the occurrence of an Event of Default, the Holder shall have the right, at the Holder’s option, to convert this Note in whole or in part (that is, all or any part of the Payment Amount of this Note) into Conversion Shares at the Conversion Price by following the mechanics of conversion set forth in Section 4(c)(ii). Any Conversion pursuant to this Section 4(c) shall be deemed to satisfy, dollar-for-dollar, the relevant portion of the Payment Amount of this Note.

(ii) Mechanics of Conversion. Conversion of this Note upon and after the occurrence of an Event of Default shall be effected by the Holder providing the Company written notice, which includes notice via email, of such conversion (“Conversion Notice”) (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note). Upon Conversion, the Company shall, as soon as practicable thereafter, issue and deliver to Holder a certificate or certificates, or evidence including a transfer agent statement for the number of shares to which Holder shall be entitled upon such conversion.

(iii) Delivery of Conversion Shares. In the event of a Conversion of this Note, not later than three (3) Business Days after the Conversion Date (the “Shares Delivery Date”) the Company shall deliver, or cause to be delivered, to the Holder a certificate or certificates representing a number of shares of Common Stock equal to: (A) the Payment Amount being converted as provided in the Conversion Notice (as applicable) divided by (B) the Conversion Price (the “Conversion Shares”). If Conversion Shares are to be issued in the name of a Person other than the present Holder, the Holder will pay all transfer taxes payable with respect thereto and will deliver the Note for cancellation. No fee will be charged to the Holder for any Conversion, except for such transfer taxes, if any. In lieu of issuing fractional Conversion Shares upon Conversion of all or any portion of this Note, the Company shall pay cash in an amount equal to the product of the then applicable Conversion Price per Conversion Share and the number of fractional shares that would otherwise be issuable hereunder. If less than all of the outstanding Original Principal Amount of this Note is converted pursuant to the terms of this Note, the Company will additionally deliver to the Holder an amended and restated Note, containing an Original Principal Amount equal to that portion of the then-outstanding principal amount not converted containing the other terms and provisions of this Note and otherwise in form and substance reasonably satisfactory to the Holder. Upon delivery of Conversion Shares as aforesaid, all rights of the Holder will cease as to that portion of the Note so converted and this Note will no longer be deemed to be outstanding as to that portion of the Note so converted.

(iv) Failure to Deliver Certificates. If a Conversion Share certificate or certificates are not delivered to or as directed by the applicable Holder by the Shares Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, demand payment of the Payment Amount in cash.

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(v) Obligations Absolute. The Company’s obligations to issue and deliver the Conversion Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder.

(vi) Adjustment. The number of Conversion Shares issuable upon Conversion of this Note or any portion thereof (or any shares of stock or other securities or property at the time receivable or issuable upon Conversion of this Note or any portion thereof) and the Conversion Price are subject to adjustment upon the occurrence of any of the following events between the Original Issue Date and the date that all obligations hereunder are repaid or this Note is converted into Conversion Shares:

(A) The Conversion Price will be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, reclassification, recapitalization or other similar event affecting the outstanding shares of Common Stock. For the avoidance of doubt, the Conversion Price will not be adjusted, and the Holder shall have no right to, any earnout or contingent value right granted to the Company holders in a Fundamental Transaction.

(B) In case of any Change of Control Transaction or Fundamental Transaction then, the Holder, upon the Conversion of this Note at any time after the consummation of such Change of Control Transaction or Fundamental Transaction (as the case may be), will be entitled to receive, in lieu of the stock or other securities and property receivable upon Conversion of this Note prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon the consummation of such Change of Control Transaction or Fundamental Transaction (as the case may be) if this Note had been converted immediately prior thereto, subject to further adjustment as provided in this Note, and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) will be made in the application of the provisions in this Section 4(c) with respect to the rights and interests thereafter of the Holder, to the end that the provisions set forth in this Section 4(c) will thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the Conversion of this Note. The successor or purchasing corporation in any such reorganization, consolidation or merger (if other than the Company) will duly execute and deliver to the Holder a supplement hereto reasonably acceptable to the Holder acknowledging such entity’s obligations under this Note and, in each such case, the terms of the Note will be applicable to the shares of stock or other securities or property receivable upon the Conversion of this Note after the consummation of such reorganization, consolidation or merger.

(C) In case all the authorized Common Stock of the Company is converted, pursuant to the Company’s certificate or articles of incorporation, into other securities or property, or the Common Stock otherwise ceases to exist, then, in such case, the Holder, upon Conversion of this Note at any time after the date on which the Common Stock is so converted or ceases to exist (the “End Date”), will receive, in lieu of the number of Conversion Shares that would have been issuable upon such exercise immediately prior to the End Date (the “Former Number of Conversion Shares”), the stock and other securities and property which the Holder would have been entitled to receive upon the End Date upon Conversion of this Note with respect to the Former Number of Conversion Shares immediately prior to the End Date (all subject to further adjustment as provided in this Note).

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(D) The Company will, at its expense, cause an authorized officer promptly to prepare a written certificate showing each adjustment or readjustment of the Conversion Price, or the number of Conversion Shares or other securities issuable upon Conversion of this Note and cause such certificate to be delivered to the Holder in accordance with the notice provisions of the Purchase Agreement. The certificate will describe the adjustment or readjustment and include a description in reasonable detail of the facts on which the adjustment or readjustment is based. The form of this Note need not be changed because of any adjustment in the Conversion Price or in the number of Conversion Shares issuable upon its conversion.

(E) If and whenever on or after the date hereof, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock for a consideration per share (the “New Issuance Price”) less than the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (such Conversion Price then in effect is referred to as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to the New Issuance Price. For all purposes of the foregoing (including, without limitation, determining the adjusted Conversion Price and consideration per share, the following shall be applicable:

i. Issuance of Common Stock Equivalents. If the Company in any manner issues or sells any Common Stock Equivalents and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Common Stock Equivalents for such price per share. For the purposes of this Section, the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Common Stock Equivalent and upon conversion, exercise or exchange of such Common Stock Equivalent and (y) the lowest conversion price set forth in such Common Stock Equivalent for which one share of Common Stock is issuable upon conversion, exercise or exchange thereof minus (2) the sum of all amounts paid or payable to the holder of such Common Stock Equivalent (or any other Person) upon the issuance or sale of such Common Stock Equivalent plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Common Stock Equivalent (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents, and if any such issue or sale of such Common Stock Equivalents is made upon exercise of any options for which adjustment of this Note has been or is to be made pursuant to other provisions of this Section, except as contemplated below, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

ii. Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Common Stock Equivalents, or the rate at which any Common Stock Equivalents are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such options or Common Stock Equivalents provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section, if the terms of any option or Common Stock Equivalent that was outstanding as of the date of issuance of this Note are increased or decreased in the manner described in the immediately preceding sentence, then such option or Common Stock Equivalent and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

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iii. Exempt Issuances. Notwithstanding anything else in this Note or the Purchase Agreement to the contrary, this Section 4(c)(vi)(E) shall not apply to any Exempt Issuances by the Company.

(vii) Holder’s Exercise Limitations. At any time that the Common Stock is registered under Section 12 of the Exchange Act, the Company shall not effect any Conversion of this Note, pursuant to Section 2 or otherwise, to the extent that, after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below); provided, however, that the foregoing limitation shall not apply if Holder is current with all required filings, if any, which may be required of Holder under Section 13 and Section 16 of the Exchange Act. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon Conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (I) exercise of the remaining, non-converted portion of this Note (if any) beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company (including, without limitation, any other Common Stock equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 4(c)(vii), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 4(c)(vii) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) the Company shall not have any obligation to verify or confirm the accuracy thereof. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(c)(vii), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (a) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (b) a more recent public announcement by the Company, or (c) a more recent written notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Business Days confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall initially be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon Conversion of this Note. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this 5ection 4(c)(vii), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon Conversion of this Note held by the Holder and the provisions of this Section 4(c)(vii) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(c)(vii) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

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Section 5. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other email of physical address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 5(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, sent by a nationally recognized overnight courier service or (provided that receipt is timely acknowledged by the recipient) by email attachment, addressed to each Holder at the email or physical address of the Holder as follows:

If to Holder, to:

Aureus Greenway Holdings Inc.

2995 Remington Blvd.

Kissimmee, FL, 34744

E-mail: [—]

Attention: [—]

with a copy (which shall not constitute notice) to:

Ortoli Rosenstadt LLP

366 Madison Avenue

New York, NY 10017

E-mail: [—]

Attention: [—]

If to the Company, to:

Autonomous Power Corporation

515 North Flagler Drive, Suite 350

West Palm Beach, FL 33401

E-mail: [—]

Attention: [—]

with copies to (which shall not constitute notice) to:

Faegre Drinker Biddle & Reath LLP

One Logan Square, Ste. 2000

Philadelphia, Pennsylvania 19103

Attention:     Chad Lange

                      Michael N. Baxter

                      Joshua L. Colburn

Email:           [—]

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Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of: (i) the date when receipt is acknowledged by the recipient, if such notice or communication is delivered via email attachment, (ii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iii) upon actual receipt by the party to whom such notice is required to be given.

(b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages (if any) and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct senior debt obligation of the Company.

(c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

(d) Governing Law and Jurisdiction. All matters arising out of or relating to this Note shall be governed by and construed in accordance with the Law of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any jurisdiction other than those of the State of New York.

(e) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

(f) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

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(g) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

(h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(i) Headings. The headings herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(j) Amendments; Waivers. Any term of this Note may be amended, and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

(k) Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Action or Proceeding that may be brought by the Holder in order to enforce any right or remedy under this Note. It is expressly agreed and provided that the total liability of the Company under the Note for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Note exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Note is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Note from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Holder with respect to indebtedness evidenced by the Note, such excess shall be applied by such Holder to the unpaid principal amount of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Holder’s election.

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

AUTONOMOUS POWER CORPORATION

By:	/s/ Jim Biehl
Name:	Jim Biehl
Title:	Chief Legal Officer

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